EXHIBIT 99.1

[CONSTELLATION LOGO]



NEWS RELEASE                                CONTACTS:
#4                                          MEDIA RELATIONS:
                                            Philippa Dworkin - 585-218-3733
                                            INVESTOR RELATIONS:
                                            Mark Maring - 585-218-3668


                 CONSTELLATION PROVIDES OUTLOOK FOR FISCAL 2005
                       AND UPDATES OUTLOOK FOR FISCAL 2004

         FAIRPORT, N.Y., FEB. 24, 2004 - Constellation Brands, Inc. (NYSE: STZ,
ASX: CBR), a leading international producer and marketer of beverage alcohol brands, announced today its outlook for the fiscal year ending February 28, 2005 and an update on its outlook for the fiscal year ending February 29, 2004. Fiscal 2005 reported (GAAP) diluted earnings per share are expected to be within a range from $2.43 to $2.53 and include a $0.12 per share impact from restructuring and related charges and unusual costs. Excluding these charges, fiscal 2005 comparable diluted earnings per share are expected to be within a range from $2.55 to $2.65.

         Chairman and Chief Executive Officer Richard Sands said, "For fiscal 2004, we expect to report another great year of performance in what has been a challenging industry and economic environment. Looking ahead to fiscal 2005, we see continued industry growth in all categories and we believe that our balanced growth strategy across categories and geographies, and investments behind growth will continue to translate into mid to high single digit net sales growth into the foreseeable future."

         Sands continued, "In fiscal year 2005, we expect strong operating income and net income growth. However, our earnings per share growth will be below recent trends primarily due to the full year impact of additional shares outstanding from our July 2003 equity offering. We are also increasing our brand investment in fiscal year 2005 to aggressively drive the outstanding long-term growth opportunities we have in our imported beer and branded wine portfolios."

         Operating income on a comparable basis and diluted earnings per share on a comparable basis exclude restructuring and related charges and unusual costs. The Company discusses these results on a comparable basis because

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management uses this information in evaluating the results of the continuing operations of the Company. In addition, the Company believes this information provides investors better insight on underlying business trends and results in order to evaluate year over year financial performance. A reconciliation of reported estimates to comparable estimates as well as a description of those items affecting comparability are included in this media release.

         In addition to the restructuring and related charges discussed in prior quarters, the Company expects to record additional restructuring and related charges of approximately $8.0 million in fiscal 2005 related to the further realignment of business operations within its wine division.

FISCAL 2005 OUTLOOK

         In addition to the diluted earnings per share expectations, the following are management's current expectations for the fiscal year ending February 28, 2005:

o Mid to high single digit net sales increase driven primarily by expected wine growth. Beer net sales are expected to be below historic growth trends as a result of wholesaler buy-in ahead of a recent price increase, resulting in a shift in volume and net sales from fiscal 2005 to fiscal 2004.

o Reported operating income to increase approximately 20% and comparable operating income to increase in the high single digits driven primarily by expected wine growth.

UPDATED FISCAL 2004 OUTLOOK

         The following statements are management's current expectations for the fiscal year ending February 29, 2004:

o Reported diluted earnings per share are expected to be within a range from $2.00 to $2.03 and include a $0.46 per share impact from restructuring and related charges and unusual costs. Excluding these charges, fiscal 2004 comparable diluted earnings per share are expected to be within a range from $2.46 to $2.49.

o Net sales growth of approximately 29%. Pro forma net sales growth, which includes $478 million of Hardy net sales in the prior year period, of approximately 10% driven by solid growth across all business segments and a positive 4% impact from currency. The Company believes pro forma net sales

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     information provides investors better insight on underlying business trends and results in order to evaluate year over year financial performance.

o Reported operating income in a range from $477 million to $482 million and comparable operating income in a range from $555 million to $560 million.

o Net cash provided by operating activities of approximately $320 million and purchases of property, plant and equipment of approximately $120 million.

         The fiscal 2004 outlook results in a diluted earnings per share outlook for the fourth quarter 2004 in a range from $0.50 to $0.52 on a reported basis and $0.52 to $0.54 on a comparable basis.

CONFERENCE CALL

         A conference call to discuss the fiscal 2004 and fiscal 2005 outlook will be hosted by Chairman and CEO Richard Sands and Executive Vice President and Chief Financial Officer Tom Summer on Wednesday, February 25, 2004, at 9:30 a.m. (Eastern). The conference call can be accessed by dialing 412-858-4600 beginning 10 minutes prior to the start of the call. A live listen-only web cast of the conference call, together with a copy of this press release (including the attachments) is available on the Internet at Constellation's website: www.cbrands.com under "Investors."

ABOUT CONSTELLATION

         Constellation Brands, Inc. is a leading international producer and marketer of beverage alcohol brands with a broad portfolio across the wine, spirits and imported beer categories. Well-known brands in Constellation's portfolio include: Corona Extra, Pacifico, St. Pauli Girl, Black Velvet, Fleischmann's, Mr. Boston, Estancia, Simi, Ravenswood, Blackstone, Banrock Station, Hardys, Nobilo, Alice White, Vendange, Almaden, Arbor Mist, Stowells and Blackthorn.

FORWARD-LOOKING STATEMENTS

         The statements regarding management's current outlook on net sales, operating income and diluted earnings per share, as well as all other statements set forth in this press release which are not historical facts, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by the forward-looking statements. The Company's forward-looking statements are based

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on management's current expectations and, unless otherwise noted, do not take into account the impact of any future acquisition, merger or any other business combination, divestiture or financing that may be completed after the date of this release. Any projections of future results of operations, and in particular, (i) the Company's net sales estimates, (ii) the Company's operating income estimates, (iii) the Company's estimated diluted earnings per share on a reported (GAAP) basis for the fourth quarter ending February 29, 2004 and fiscal year ending February 29, 2004, (iv) the Company's estimated diluted earnings per share on a comparable basis for the fourth quarter ending February 29, 2004 and fiscal year ending February 29, 2004, (v) the Company's estimated diluted earnings per share on a reported (GAAP) basis for the fiscal year ending February 28, 2005, and, (vi) the Company's estimated diluted earnings per share on a comparable basis for the fiscal year ending February 28, 2005, should not be construed in any manner as a guarantee that such results will in fact occur. In addition to the risks and uncertainties of ordinary business operations, the forward-looking statements of the Company contained in this press release are also subject to the following risks and uncertainties: the on-going assimilation of the Hardy business; final management determinations and independent appraisals vary materially from current management estimates and preliminary independent appraisals of the fair value of the assets acquired and the liabilities assumed in the Hardy acquisition; the Company achieving certain net sales projections and meeting certain cost targets; wholesalers and retailers may give higher priority to products of the Company's competitors; raw material supply, production or shipment difficulties could adversely affect the Company's ability to supply its customers; increased competitive activities in the form of pricing, advertising and promotions could adversely impact consumer demand for the Company's products and/or result in higher than expected selling, general and administrative expenses; a general decline in alcohol consumption; increases in excise and other taxes on beverage alcohol products; and changes in foreign exchange rates. For additional information about risks and uncertainties that could adversely affect the Company's forward-looking statements, please refer to the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended February 28, 2003.

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RECONCILIATION OF REPORTED AND COMPARABLE INFORMATION
(in thousands, except per share data)

         You may also visit the Company's website at www.cbrands.com under Investors/Financial Information/Financial Reports for a historical reconciliation between reported and comparable information.


FORECASTED FY04 NET SALES GROWTH                   Estimate                      Actual
                                             For the Year Ending           For the Year Ended
                                              February 29, 2004   Growth   February 28, 2003
                                              -----------------   ------   -----------------

Reported net sales                               $ 3,525,000        29%       $ 2,731,612
    Prior year Hardy net sales (1)                         -                      478,000
                                                 -----------                  -----------
Pro forma net sales                              $ 3,525,000        10%       $ 3,209,612
                                                 ===========                  ===========

(1)  For the period April 1, 2002 through February 28, 2003


                                                       Estimated               Estimated               Estimated
FORECASTED OPERATING INCOME                        Range for the Year        Growth Range          Range for the Year
                                               Ending February 28, 2005      Low      High      Ending February 29, 2004
                                              --------------------------     ----     -----     ------------------------

Reported operating income                        $  572,800     $ 587,800    19%       23%        $ 477,147      $ 482,147
    Inventory step-up                                     -             -                            17,254         17,254
    Concentrate inventory write-down                      -             -                            16,827         16,827
    Financing costs - Call of senior notes            9,800         9,800                                 -              -
    Financing costs - Hardy acquisition                   -             -                            11,572         11,572
    Restructuring and related charges                12,400        12,400                            32,200         32,200
                                                 ----------        -------                        ---------      ---------
Comparable operating income                      $  595,000    $  610,000     6%       10%        $ 555,000      $ 560,000
                                                 ==========    ==========                         =========      =========


                                                        Estimated
FORECASTED FY05 DILUTED EPS                        Range for the Year
                                                Ending February 28, 2005
                                                ------------------------


Reported diluted EPS                               $2.43         $2.53
    Financing costs - Call of senior notes          0.05          0.05
    Restructuring and related charges               0.07          0.07
                                                   -----         -----
Comparable diluted EPS                             $2.55         $2.65
                                                   =====         =====

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
                                                  Estimated                          Estimated
FORECASTED FY04 DILUTED EPS                 Range for the Quarter                Range for the Year
                                            Ending February 29, 2004         Ending February 29, 2004
                                            ------------------------         ------------------------

Reported diluted EPS                             $   0.50     $   0.52     $   2.00     $   2.03
    Inventory step-up                                   -            -         0.10         0.10
    Concentrate inventory write-down                    -            -         0.10         0.10
    Financing costs - Hardy acquisition                 -            -         0.07         0.07
    Restructuring and related charges                0.02         0.02         0.19         0.19
    Imputed interest charge                             -            -         0.01         0.01
    Gain on derivative instruments                      -            -        (0.01)       (0.01)
                                                 --------     --------     --------     --------
Comparable diluted EPS                           $   0.52     $   0.54     $   2.46     $   2.49
                                                 ========     =====---     ========     ========


ITEMS AFFECTING COMPARABILITY FOR FISCAL 2005

         FINANCING COSTS - CALL (REDEMPTION) OF SENIOR NOTES - On February 10, 2004, the Company called its $200,000,000 8.5% senior subordinated notes due 2009. In connection with this redemption, the Company expects to incur an unusual charge in the first quarter of fiscal 2005 related to the call premium and the remaining unamortized financing fees associated with the original issuance of the bonds. The Company expects this charge to be approximately $0.05 per share for fiscal 2005.

         RESTRUCTURING AND RELATED CHARGES - In connection with the further realignment of business operations within the Company's wine division and, as previously announced in fiscal 2004, exiting the commodity concentrate product line, the Company expects restructuring and related charges of approximately $0.07 per share for fiscal 2005 ($0.03 for exiting the commodity concentrate product line and $0.04 for further realignment of business operations).

ITEMS AFFECTING COMPARABILITY FOR FISCAL 2004

         INVENTORY STEP-UP - The Hardy acquisition resulted in an allocation of purchase price in excess of book value to certain inventory on hand at the date of purchase. This allocation of purchase price in excess of book value is referred to as inventory step-up. The inventory step-up represents an assumed manufacturing profit attributable to Hardy preacquisition. For inventory produced and sold after the acquisition date, the related manufacturer's profit accrues to the Company. The Company expects flow through of inventory step-up to have an impact of approximately $0.10 per share for fiscal 2004.

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         CONCENTRATE INVENTORY WRITE-DOWN - The Company made a decision to exit the U.S. commodity concentrate product line - located in Madera, California. The commodity concentrate product line was facing declining sales and profits and is not part of the Company's core business, beverage alcohol. The Company continues to produce and sell value-added, proprietary products such as MegaColors. The Company expects the charge for the write-down of concentrate inventory to be approximately $0.10 per share for fiscal 2004. In addition, and related to exiting this product line, the Company expects to record restructuring and related charges of approximately $0.17 per share, of which $0.14 will be recorded in fiscal 2004 and $0.03 in fiscal 2005.

         FINANCING COSTS - HARDY ACQUISITION - In connection with the Hardy acquisition, the Company recorded amortization expense for deferred financing costs associated with noncontinuing financing, primarily related to the bridge loan agreement. The Company expects this charge to be approximately $0.07 per share for fiscal 2004.

         RESTRUCTURING AND RELATED CHARGES - Restructuring and related charges resulted from the realignment of business operations in the Company's wine division, as previously announced in the fourth quarter of fiscal 2003, and exiting the commodity concentrate product line. The Company expects to incur total charges of approximately $0.19 per share for fiscal 2004 ($0.05 for realignment of businesses and $0.14 for exiting the commodity concentrate product line).

         IMPUTED INTEREST CHARGE - In connection with the Hardy acquisition and in accordance with purchase accounting, the Company was required to take a one-time imputed interest charge for the time period between when the Company obtained control of Hardy and the date it paid Hardy shareholders. The Company expects this charge to be approximately $0.01 per share for fiscal 2004.

         GAIN ON CHANGE IN FAIR VALUE OF DERIVATIVE INSTRUMENTS - In connection with the Hardy acquisition, the Company entered into derivative instruments to cap the cost of the acquisition in U.S. dollars. The Company recorded a gain in the first quarter, which represented the net change in value of the derivative instruments from the beginning of the first quarter until the date Hardy shareholders were paid. The Company expects this gain to be approximately $0.01 per share for fiscal 2004.